================================================================================
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549



                                  FORM 8-K/A

                              AMENDMENT NO. 1 TO

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):   February 23, 2001


                          PROSPERITY BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)



           TEXAS                             0-25051             74-2331986
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)



           4295 SAN FELIPE
           HOUSTON, TEXAS                                       77027
(Address of principal executive offices)                      (Zip Code)



      Registrant's telephone number, including area code:  (713) 693-9300


================================================================================
================================================================================

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of Commercial Bancshares, Inc.

     The following financial statements of Commercial Bancshares, Inc. are being filed with this Current Report on Form 8-K:

          -  Independent Auditors' Report

          -  Consolidated Balance Sheets as of December 31, 2000 and 1999

          - Consolidated Statements of Income for the Years Ended December 31, 2000, 1999 and 1998

          - Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2000, 1999 and 1998

          - Consolidated Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998

          -  Notes to Consolidated Financial Statements


     (b) Pro forma financial information.

     The following unaudited pro forma financial statements of Prosperity Bancshares, Inc. are being filed with this Current Report on Form 8-K:

          -  Pro Forma Combined Balance Sheet (Unaudited) as of December 31,
             2000

          - Pro Forma Combined Statement of Income (Unaudited) for the Year Ended December 31, 2000

     The following unaudited pro forma financial statements of Prosperity Bancshares, Inc. are incorporated herein by reference to pages 24 and 25 of the joint proxy statement-prospectus of Prosperity Bancshares, Inc. forming a part of the Registration Statement of Prosperity Bancshares, Inc. on Form S-4 (Registration No. 333-52342):

          - Pro Forma Combined Statements of Income (Unaudited) for the Years Ended December 31, 1999 and 1998

     (c) Exhibits.   The following material is filed as an exhibit to this
Current Report on Form 8-K:

Exhibit
 Number                           Description of Exhibit
--------                          ----------------------

  2.1 Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. and Commercial Bancshares, Inc. dated as of November 8, 2000 (incorporated herein by reference to Exhibit 2.1 to Prosperity's Registration Statement on Form S-4 (Registration No. 333-52342)).

 10.1 Form of Employment Agreement by and between First Prosperity Bank and H.E. Timanus, Jr. (incorporated herein by reference to Exhibit 10.5 to Prosperity's Registration Statement on Form S-4 (Registration No. 333-52342)).

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PROSPERITY BANCSHARES, INC.



Dated: May 3, 2001                     By: /s/ David Zalman
                                          ------------------------------------
                                          David Zalman
                                          President and Chief Executive Officer

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----

Financial Statements of Commercial Bancshares, Inc.:

Independent Auditors' Report for the Years Ended December 31, 2000,
  1999 and 1998                                                           F-1
Consolidated Balance Sheets as of December 2000 and 1999                  F-2
Consolidated Statements of Income for the Years Ended December 31, 2000,
  1999 and 1998                                                           F-3
Consolidated Statements of Stockholders' Equity for the Years Ended
  December 31, 2000, 1999 and 1998                                        F-4
Consolidated Statements of Cash Flows for the Years Ended December 31,
  2000, 1999 and 1998                                                     F-6
Notes to Consolidated Financial Statements                                F-7

Pro Forma Financial Statements of Prosperity Bancshares, Inc.:

Pro Forma Combined Balance Sheet (Unaudited) as of December 31, 2000      F-24
Pro Forma Combined Statement of Income (Unaudited) for the Year Ended
  December 31, 2000                                                       F-25

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Commercial Bancshares, Inc.:

We have audited the accompanying consolidated balance sheets of Commercial Bancshares, Inc. and its subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Commercial Bancshares, Inc. and its subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
Houston, Texas

February 14, 2001

COMMERCIAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS,
DECEMBER 31, 2000 AND 1999


ASSETS                                                                       2000             1999
Cash and cash equivalents (Note 2)                                      $ 62,955,990     $ 58,272,503
Interest-bearing deposits in financial institutions                        1,085,000        1,085,000
Securities (Note 3):
   Available for sale, at fair value (amortized cost
     of $24,174,159 and $2,106 at December 31, 2000
     and 1999)                                                           24,659,301            7,626
   Held-to-maturity, at amortized cost (fair value of
     $180,585,664 and $192,395,231 in 2000
     and 1999, respectively)                                             182,640,451      202,304,317
Loans (Notes 4, 5 and 9)                                                 162,538,400      143,298,457
Less allowance for credit losses (Note 6 )                                (2,424,296)      (2,277,636)
                                                                        ------------     ------------
                Loans, net                                               160,114,104      141,020,821

Premises and equipment, net (Note 7)                                       4,662,246        4,610,052
Goodwill, net                                                                528,075          565,575
Accrued interest receivable                                                4,036,525        3,735,240
Other real estate owned                                                      544,550          500,000
Other assets                                                               1,840,829        6,856,894
                                                                        ------------     ------------
TOTAL                                                                   $443,067,071     $418,958,028
                                                                        ============     ============

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

LIABILITIES:
   Deposits:
      Noninterest-bearing                                               $ 70,448,109     $ 60,283,906
      Interest-bearing (Note 8)                                          328,835,756      283,548,967
                                                                        ------------     ------------
                Total deposits                                           399,283,865      343,832,873

   Advances from the Federal Home Loan Bank (Note 9)                      13,930,609       47,418,568
   Accrued interest payable                                                  836,461          629,543
   Other liabilities                                                       1,302,343        1,318,461
                                                                        ------------     ------------
                Total liabilities                                        415,353,278      393,199,445
                                                                        ------------     ------------

COMMITMENTS AND CONTINGENCIES (Notes 10 and 14)

STOCKHOLDERS' EQUITY (Notes 13, 15 and 16):
   Common stock, $.10 par value; 40,000,000 shares
     authorized and 18,149 and 18,161
     shares issued at December 31, 2000 and 1999,
     respectively                                                              1,815            1,816
   Paid-in capital                                                        12,850,646       13,019,283
   Retained earnings                                                      14,636,058       12,828,761
   Treasury stock, at cost; 82 shares                                        (94,920)         (94,920)
   Accumulated other comprehensive income - net
     unrealized gain on available for sale
     securities, net of tax                                                  320,194            3,643
                                                                        ------------     ------------
                Total stockholders' equity                                27,713,793       25,758,583
                                                                        ------------     ------------
TOTAL                                                                   $443,067,071     $418,958,028
                                                                        ============     ============


See notes to consolidated financial statements.

COMMERCIAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                      2000           1999          1998
INTEREST INCOME:
   Loans, including fees                                                           $13,062,442    $10,324,320   $ 8,531,436
   Securities                                                                       13,577,808     13,792,186    13,300,436
   Cash and cash equivalents                                                         1,745,354        843,814       643,662
   Deposits in financial institutions                                                   88,176         85,899       127,997
                                                                                   -----------    -----------   -----------
                Total interest income                                               28,473,780     25,046,219    22,603,531
                                                                                   -----------    -----------   -----------
INTEREST EXPENSE:
   Deposits                                                                         14,626,237     11,116,234    11,056,686
   Federal funds purchased                                                                            144,664
   Securities sold under repurchase agreements                                          74,137        123,857         2,229
   Other borrowings                                                                  1,469,644      1,771,570       735,621
                                                                                   -----------    -----------   -----------
                Total interest expense                                              16,170,018     13,156,325    11,794,536
                                                                                   -----------    -----------   -----------

NET INTEREST INCOME                                                                 12,303,762     11,889,894    10,808,995

PROVISION FOR CREDIT LOSSES (Note 6)                                                                  140,000        25,000
                                                                                   -----------    -----------   -----------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                               12,303,762     11,749,894    10,783,995
                                                                                   -----------    -----------   -----------
NONINTEREST INCOME:
   Service charges on deposit accounts                                               2,107,826      1,914,821     1,992,157
   Other                                                                               299,885        715,124       324,111
                                                                                   -----------    -----------   -----------
                Total noninterest income                                             2,407,711      2,629,945     2,316,268
                                                                                   -----------    -----------   -----------
NONINTEREST EXPENSE:
   Salaries and employee benefits (Note 13)                                          5,725,209      4,950,762     4,549,506
   Net occupancy expense                                                             1,189,373        913,619       854,193
   Data processing                                                                     822,315        771,295       740,515
   Furniture and equipment                                                             744,800        681,073       589,971
   Net loss and carrying costs of real estate acquired by foreclosure                   15,255         15,000
   Legal and other professional fees                                                   581,614        338,202       312,733
   Minority interest (Note 15)                                                                        418,888       380,853
   Other                                                                             1,595,299      1,595,011     1,503,882
                                                                                   -----------    -----------   -----------
                Total noninterest expense                                           10,673,865      9,683,850     8,931,653
                                                                                   -----------    -----------   -----------

INCOME BEFORE INCOME TAXES                                                           4,037,608      4,695,989     4,168,610

PROVISION FOR INCOME TAXES (Note 12)                                                 1,363,095      1,739,000     1,548,000
                                                                                   -----------    -----------   -----------
NET INCOME                                                                         $ 2,674,513    $ 2,956,989   $ 2,620,610
                                                                                   ===========    ===========   ===========


See notes to consolidated financial statements.

COMMERCIAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                                                COMMON  STOCK
                                                                            ----------------------      PAID-IN         RETAINED
                                                                              SHARES       AMOUNT       CAPITAL         EARNINGS
BALANCE AT JANUARY 1, 1998                                                 15,947     $1,595     $ 9,005,789     $10,137,178
   Net income and total comprehensive income                                                                       2,620,610
   Exercise of stock options (Note 13)                                         60          6          13,494
   Transfer of retained earnings                                                                   4,000,000      (4,000,000)
   Cash dividends ($84 per share)                                                                                 (1,337,700)
                                                                           ------    -------    ------------     -----------
BALANCE AT DECEMBER 31, 1998                                               16,007      1,601      13,019,283       7,420,088
   Net income                                                                                                      2,956,989
   Unrealized gain on available for sale securities, net
                 Total comprehensive income
   Issuance of common stock in exchange for common stock of
      Heritage Bank  (Note 15)                                              2,154        215                       3,216,084
   Cash dividends ($48 per share)                                                                                   (764,400)
                                                                           ------    -------    ------------     -----------
BALANCE AT DECEMBER 31, 1999                                               18,161      1,816      13,019,283      12,828,761
   Net income                                                                                                      2,674,513
   Unrealized gain on available for sale securities, net
                Total comprehensive income
   Cash paid in lieu of fractional shares in connection with the issuance of common stock in exchange for stock of Heritage
    Bank (Note 15)                                                            (12)        (1)        (15,270)
   Cash paid to dissenting shareholder in connection with the issuance
      of common stock in exchange for stock of Heritage Bank (Note 15)                              (153,367)
   Cash dividends ($48 per share)                                                                                   (867,216)
                                                                           ------    -------    ------------     -----------
BALANCE AT DECEMBER 31, 2000                                               18,149     $1,815     $12,850,646     $14,636,058
                                                                           ======    =======    ============     ===========


See notes to consolidated financial statements.

COMMERCIAL BANCSHARES, INC.

FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                                                            ACCUMULATED
                                                                                               OTHER
                                                                                           COMPREHENSIVE
                                                                                            INCOME - NET
                                                                                             UNREALIZED
                                                                                                GAIN
                                                                                            ON AVAILABLE
                                                                                                FOR
                                                                                               SALE                 TOTAL
                                                                        TREASURY             SECURITIES,        STOCKHOLDERS'
                                                                          STOCK              NET OF TAX            EQUITY
BALANCE AT JANUARY 1, 1998                                            $  (94,920)                               $19,049,642
   Net income and total comprehensive income                                                                      2,620,610
   Exercise of stock options (Note 13)                                                                               13,500
   Transfer of retained earnings
   Cash dividends ($84 per share)                                                                                (1,337,700)
                                                                       ----------                --------       -----------
BALANCE AT DECEMBER 31, 1998                                             (94,920)                                20,346,052
   Net income                                                                                                     2,956,989
   Unrealized gain on available for sale securities, net                                         $  3,643             3,643
                                                                                                                -----------
                 Total comprehensive income                                                                       2,960,632
   Issuance of common stock in exchange for common stock of
      Heritage Bank  (Note 15)                                                                                    3,216,299
   Cash dividends ($48 per share)                                                                                  (764,400)
                                                                       ----------                --------       -----------
BALANCE AT DECEMBER 31, 1999                                             (94,920)                   3,643        25,758,583
   Net income                                                                                                     2,674,513
   Unrealized gain on available for sale securities, net                                          316,551           316,551
                                                                                                                -----------
                Total comprehensive income                                                                        2,991,064
   Cash paid in lieu of fractional shares in connection with the issuance of common stock in exchange for stock of Heritage
    Bank (Note 15)                                                                                                  (15,271)
   Cash paid to dissenting shareholder in connection with the issuance
      of common stock in exchange for stock of Heritage Bank (Note 15)                                             (153,367)
   Cash dividends ($48 per share)                                                                                  (867,216)
                                                                       ----------                ---------      -----------
BALANCE AT DECEMBER 31, 2000                                           $ (94,920)                $320,194       $27,713,793
                                                                       ==========                =========      ===========

COMMERCIAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                                                   2000            1999             1998
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                 $  2,674,513    $  2,956,989    $   2,620,610
   Adjustments to reconcile net income to net cash provided by operating activities:
      Net amortization of premium on investments                                   197,333         389,969        5,743,687
      Provision for credit losses                                                                  140,000           25,000
      Depreciation and amortization                                                600,578         643,555          662,214
      Minority interest in equity of subsidiary                                                    309,902          181,370
   Change in operating assets and liabilities:
      Decrease (increase) in accrued interest receivable                          (301,285)        572,871         (565,547)
      Decrease (increase) in other assets                                          243,267          11,166          (68,584)
      Increase (decrease) in accrued interest payable                              206,918         125,435          (49,238)
      Increase (decrease) in other liabilities                                    (184,710)          4,026          (85,342)
                                                                              ------------    ------------    -------------
                Net cash provided by operating activities                        3,436,614       5,153,913        3,294,870
                                                                              ------------    ------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from maturities, calls and principal paydowns of securities         56,894,741      53,895,267       83,442,130
   Purchases of securities                                                     (61,600,257)    (29,131,330)    (118,846,910)
   Proceeds from sale of FHLB stock                                              4,810,300      (3,930,800)        (892,000)
   Net decrease in interest-bearing deposits in financial institutions                             891,000          198,000
   Net increase in loans                                                       (19,087,441)    (37,864,828)     (16,937,032)
   Capital expenditures                                                           (697,649)     (1,865,133)        (380,325)
                                                                              ------------    ------------    -------------
                Net cash used in investing activities                          (19,680,306)    (18,005,824)     (53,416,137)
                                                                              ------------    ------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposits                                                     55,450,992      20,127,031       22,136,076
   Dividends paid                                                                 (867,216)       (764,400)      (1,337,700)
   Proceeds from exercise of stock options                                                                           13,500
   Net (decrease) increase in advances from the Federal Home Loan Bank         (33,487,959)     32,347,581        7,047,760
   Cash paid in lieu of fractional shares                                          (15,271)
   Cash paid to dissenting shareholder in connection with issuance of
      common stock in exchange for stock of Heritage Bank                         (153,367)
                                                                              ------------    ------------    -------------
                Net cash provided by financing activities                       20,927,179      51,710,212       27,859,636
                                                                              ------------    ------------    -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                        4,683,487      38,858,301      (22,261,631)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                    58,272,503      19,414,202       41,675,833
                                                                              ------------    ------------    -------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                        $ 62,955,990    $ 58,272,503    $  19,414,202
                                                                              ============    ============    =============

SUPPLEMENTAL INFORMATION:
   Cash paid for interest                                                     $ 14,180,284    $ 13,030,890    $  11,843,774
   Cash paid for taxes                                                        $  1,300,000    $  1,596,588    $   1,828,273


See notes to consolidated financial statements.

COMMERCIAL BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   NATURE OF OPERATIONS - Commercial Bancshares, Inc. ("CBI"), is a bank holding company headquartered in Houston, Texas, that provides retail and commercial banking services through Heritage Bank (the "Bank"), its Texas-chartered banking subsidiary. The Bank provides a broad line of financial products and services to small to medium-sized businesses and to consumers through its community banking offices in southeast Texas. CBI owns 100% of Heritage Bancshares, Inc. ("HBI"). HBI owned 100% of the Bank at December 31, 2000 and 1999 (see Note 15).

   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES - The accounting and reporting policies of CBI and its subsidiaries (collectively referred to as the "Company") generally conform to generally accepted accounting principles ("GAAP") and the prevailing practices within the banking industry.

   BASIS OF PRESENTATION - The consolidated financial statements include the accounts of CBI, HBI and the Bank. All significant intercompany transactions have been eliminated in consolidation.

   USE OF ESTIMATES - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
   Actual results could differ from these estimates.

   SECURITIES - Held-to-maturity securities are carried at cost, adjusted for the amortization of premiums and the accretion of discounts. Management has the positive intent and the Company has the ability to hold these assets as long-term investments until their estimated maturities. Under certain circumstances (including deterioration of the issuer's creditworthiness or a change in tax law or statutory or regulatory requirements), these securities may be sold or transferred to another portfolio.

   Available for sale securities are carried at fair value. Unrealized gains and losses are excluded from earnings and reported, net of tax, as accumulated comprehensive income until realized. Securities in the available for sale portfolio may be used as part of the Bank's asset/liability strategy and may be sold in response to changes in interest rate risk, prepayment risk or other similar economic forces. On July 1, 2000, $24.9 million in securities were reclassified from held to maturity to available for sale upon adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

   Premiums and discounts are amortized and accreted to operations using the level-yield method of accounting, adjusted for prepayments as applicable. The specific identification method of accounting is used to compute gains or losses on the sales of these assets.

   LOANS - Loans are stated at the principal amount outstanding, net of unearned discount. Unearned discount relates principally to consumer installment loans. The related interest income for installment loans is recognized principally by the "sum of the digits" method, which records interest in proportion to the declining outstanding balances of the loans; for single payment loans, such income is recognized using the straight-line method of accounting. Both methods approximate the interest method. For other loans, such income is recognized using the simple interest method.

   A loan is defined as impaired if, based on current information and events, it is probable that a creditor will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. The allowance for credit losses related to an impaired loan is determined based on the difference between the carrying value of loans and the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

   NONPERFORMING AND PAST-DUE LOANS - Included in the nonperforming loan category are loans that have been categorized by management as nonaccrual because collection of interest is doubtful and loans that have been restructured to provide a reduction in the interest rate or a deferral of interest or principal payments.

   When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on nonaccrual status, accrued interest is charged to operations. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

   ALLOWANCE FOR CREDIT LOSSES - The allowance for credit losses is a valuation allowance available for losses incurred on loans. All losses are charged to the allowance when the loss actually occurs or when a determination is made that a loss has occurred. Recoveries are credited to the allowance at the time of recovery.

   Throughout the year, management estimates the likely level of losses to determine whether the allowance for credit losses is adequate to absorb losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for credit losses and credited to the allowance for credit losses in order to adjust the allowance to a level determined to be adequate to absorb losses.

   Management's judgment as to the level of losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential credit losses and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral.

   It should be understood that estimates of credit losses involve an exercise of judgment. While it is reasonably possible that in the near term the Company may sustain losses that are substantial in relation to the allowance for credit losses, it is the judgment of management that the allowance for credit losses reflected in the consolidated balance sheets is adequate to absorb credit losses that exist in the current loan portfolio.

   PREMISES AND EQUIPMENT - Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation expense is computed principally using the straight-line method of accounting over the estimated useful lives of the assets. Leasehold improvements are amortized straight-line over the periods of the leases or the estimated useful lives, whichever is shorter.

   REAL ESTATE ACQUIRED BY FORECLOSURE - Real estate acquired by foreclosure is recorded at fair value at the time of foreclosure less estimated costs to sell. Any adjustments to reflect declines in value below the recorded amounts are recognized as a valuation allowance. Increases or decreases in the valuation allowance are charged or credited to income. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other noninterest expense. The carrying amount of real estate acquired by foreclosure was $544,550 and $500,000 at December 31, 2000 and 1999, respectively.

   INCOME TAXES - CBI files a consolidated federal income tax return with its subsidiaries. Each computes federal income taxes as if it filed a separate return and remits to, or is reimbursed by, CBI based on the portion of taxes currently due or refundable.

   Deferred income taxes are accounted for by applying statutory tax rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax assets and liabilities are adjusted to reflect changes in enacted tax laws or rates.

   COMPREHENSIVE INCOME - Comprehensive income is comprised of net income and all changes to stockholders' equity, except those due to investments by owners (changes in capital surplus) and distributions to owners (dividends). CBI has elected to report comprehensive income in the consolidated statements of stockholders' equity.

   CONSOLIDATED STATEMENTS OF CASH FLOWS - Cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

   GOODWILL - Goodwill is amortized using the straight-line method of accounting over a period of 10 to 20 years. Management periodically performs an evaluation of whether any impairment of the goodwill has occurred; if any such impairment is identified, a write-down of the goodwill is recorded. There were no such write-downs in 2000 or 1999.

   INTEREST RATE RISK - The Bank is principally engaged in providing short-term commercial loans with interest rates that fluctuate with various market indices; medium and long-term real estate loans; and interim-term real estate construction loans. These loans are primarily funded through short-term demand deposits and longer-term certificates of deposit with variable and fixed rates. The real estate loans are generally more sensitive to interest rate risk than the commercial loans since most have fixed rates and longer maturities. In addition, the Bank invests in fixed-rate securities. The value of these securities is sensitive to changes in market interest rates.

   RECENT ACCOUNTING STANDARDS - Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments and requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company has no derivative instruments currently. The implementation of this pronouncement on July 1, 2000 did not have a material effect on the Company's consolidated financial statements.

   RECLASSIFICATIONS - Certain reclassifications have been made to prior year amounts to conform to the current year presentation. All reclassifications have been applied consistently for the periods presented.

2. CASH AND CASH EQUIVALENTS

   The Bank is required by the Federal Reserve Bank to maintain average reserve balances. Cash and cash equivalents in the consolidated balance sheets includes amounts so restricted of approximately $3,410,839 and $4,633,000 at December 31, 2000 and 1999, respectively.

3.   SECURITIES

   The amortized cost and fair value of investments in debt securities were as follows:


                                                                                DECEMBER 31, 2000
                                                     -----------------------------------------------------------------
                                                                              GROSS          GROSS
                                                            AMORTIZED       UNREALIZED    UNREALIZED         FAIR
                  HELD TO MATURITY                            COST            GAINS         LOSSES           VALUE
U.S. Treasury securities and obligations of
   U.S. government corporations and agencies                 $123,731,580     $373,756    $(1,305,526)    $122,799,810
Corporate debt securities                                      23,857,971       67,601       (760,150)      23,165,422
Mortgage-backed securities                                     25,299,568       75,716       (358,309)      25,016,975
Obligations of states and political subdivisions                9,726,332       16,560       (164,435)       9,578,457
Other securities                                                   25,000                                       25,000
                                                             ------------     --------    -----------     ------------
Total held to maturity                                       $182,640,451     $533,633    $(2,588,420)    $180,585,664
                                                             ============     ========    ===========     ============

              AVAILABLE FOR SALE

Equity securities                                            $      2,106     $  4,830                    $      6,936
U.S. Treasury securities and obligations of
   U.S. government corporations and agencies                    9,017,990      215,479    $    (5,230)       9,228,239
Corporate debt securities                                       1,020,611                      (5,281)       1,015,330
Mortgage-backed securities                                     13,408,613      279,513         (4,775)      13,683,351
Obligations of states and political subdivisions                  724,839          625            (19)         725,445
                                                             ------------     --------    -----------     ------------
Total available for sale                                     $ 24,174,159     $500,447    $   (15,305)    $ 24,659,301
                                                             ============     ========    ===========     ============

                                                                              DECEMBER 31, 1999
                                                      -----------------------------------------------------------------
                                                                               GROSS          GROSS
                                                             AMORTIZED       UNREALIZED    UNREALIZED         FAIR
                  AVAILABLE FOR SALE                           COST            GAINS         LOSSES           VALUE
Equity securities                                             $      2,106      $ 5,520                    $      7,626
                                                              ============      =======                    ============

                  HELD TO MATURITY

U.S. Treasury securities held to maturity and
   obligations of U.S. government corporations and
   agencies                                                   $134,421,709      $ 6,622    $(6,435,937)    $127,992,394
Corporate debt securities                                       28,037,557        1,283     (1,161,623)      26,877,217
Mortgage-backed securities                                      28,771,668       41,519     (1,644,273)      27,168,914
Obligations of states and political subdivisions                11,048,383          318       (716,995)      10,331,706
Other securities                                                    25,000                                       25,000
                                                              ------------      -------    -----------     ------------
Total securities                                              $202,304,317      $49,742    $(9,958,828)    $192,395,231
                                                              ============      =======    ===========     ============

   The amortized cost and fair value of debt securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                    AMORTIZED                 FAIR
               HELD TO MATURITY                                        COST                  VALUE
Due after one year through five years                                 $ 74,954,185         $ 74,830,094
Due after five years through ten years                                  79,744,391           78,130,739
Due after ten years                                                      2,642,307            2,607,857
                                                                      ------------         ------------
Total                                                                  157,340,883          155,568,690

Total mortgage-backed securities                                        25,299,568           25,016,975
                                                                      ------------         ------------
Total held-to-maturity                                                $182,640,451         $180,585,665
                                                                      ============         ============


                                                                       AMORTIZED              FAIR
                    AVAILABLE FOR SALE                                   COST                 VALUE
Due in one year or less                                                  $ 7,749,902         $ 7,757,825
Due after one year through five years                                      1,000,000             994,770
Due after five years through ten years                                       215,956             212,768
Due after ten years                                                        1,799,688           2,010,587
                                                                         -----------         -----------
Total                                                                     10,765,546          10,975,950

Total mortgage-backed securities                                          13,408,613          13,683,351
                                                                         -----------         -----------
Total available for sale                                                 $24,174,159         $24,659,301
                                                                         ===========         ===========

   The Bank does not own any investment securities of any one issuer, excluding the U.S. government and its agencies, of which aggregate-adjusted cost exceeded 10% of its stockholders' equity at December 31, 2000.

   Investment securities with an amortized cost of $105,309,458 and $86,661,839 and a fair value of $104,450,624 and $80,420,938 at December 31, 2000 and 1999, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

4. LOANS

   The loan portfolio consists of various types of loans made principally to borrowers located in Wharton, Liberty, Montgomery and Harris Counties in Texas and is classified by major type as follows:


                                                                               DECEMBER 31,
                                                             -------------------------------------------
                                                                         2000                  1999
Commercial and industrial                                             $ 39,743,840          $ 27,376,316
Real estate                                                            120,131,271           112,473,854
Consumer                                                                 3,062,491             3,855,517
Lease financing                                                              5,884                17,185
                                                                      ------------          ------------
Total                                                                  162,943,486           143,722,872

Less unearned discount                                                    (405,086)             (424,415)
                                                                      ------------          ------------
Total                                                                 $162,538,400          $143,298,457
                                                                      ============          ============


   At December 31, 2000 and 1999, the recorded investment in impaired loans was approximately $794,533 and $761,000, respectively. These impaired loans required an allowance for credit losses of approximately $21,641 and $459,828 as of December 31, 2000 and 1999, respectively. The average recorded investment in impaired loans for the years ended December 31, 2000 and 1999 was $777,766 and $728,411, respectively. The Bank recognized no interest revenue on impaired loans during 1999. The Bank recognized interest revenue on these impaired loans of approximately $27,160 during 2000.

   As of December 31, 2000 and 1999, loans outstanding to directors, officers and their affiliates were $2,334,359 and $2,263,745, respectively. In the opinion of management, all transactions entered into between the Bank and such related parties have been and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons. An analysis of activity with respect to these related-party loans is as follows:


                                                                               YEAR ENDED
                                                                               DECEMBER 31,
                                                                ---------------------------------------
                                                                           2000                1999
Beginning balance                                                       $ 2,263,745         $ 2,691,191
New loans                                                                 1,587,524           1,363,161
Repayments                                                               (1,516,910)         (1,790,607)
                                                                        -----------         -----------
Ending balance                                                          $ 2,334,359         $ 2,263,745
                                                                        ===========         ===========

5. NONPERFORMING LOANS AND PAST-DUE LOANS

   The following table presents information relating to nonperforming loans and past-due loans:

                                                                                 DECEMBER 31,
                                                                          ---------------------------
                                                                            2000              1999
                                                                          ---------         ---------
     Nonaccrual loans                                                     $   9,064         $ 755,534
     Loans past due for 90 days or more, not on nonaccrual                  785,468             4,479
     Restructured loans                                                     113,935             5,471
                                                                          ---------         ---------

     Total                                                                $ 908,467         $ 765,484
                                                                          =========         =========

   With respect to the above nonaccrual loans, additional interest income of $2,295 and $65,557 would have been earned under the original terms of the loans for the years ended December 31, 2000 and 1999, respectively. No interest income was earned on such loans during those years.

6. ALLOWANCE FOR CREDIT LOSSES

   An analysis of activity in the allowance for credit losses is as follows:


                                                                      YEAR ENDED
                                                                     DECEMBER 31,
                                                  ---------------------------------------------------
                                                      2000               1999                1998
                                                  -----------         -----------         -----------
     Balance at beginning of year                 $ 2,277,636         $ 1,832,149         $ 1,551,159
     Provision charged to operations                                      140,000              25,000
     Loans charged off                               (133,475)            (26,379)            (83,513)
     Loan recoveries                                  280,135             331,866             339,503
                                                  -----------         -----------         -----------

     Balance at end of year                       $ 2,424,296         $ 2,277,636         $ 1,832,149
                                                  ===========         ===========         ===========


7. PREMISES AND EQUIPMENT

   Premises and equipment are summarized as follows:

                                                                                 DECEMBER 31,
                                                                        -------------------------------
                                                                           2000                1999
                                                                        -----------         -----------
     Land                                                               $ 1,817,727         $ 1,817,727
     Buildings and leasehold improvements                                 4,085,163           4,043,730
     Furniture, fixtures and equipment                                    3,717,877           3,106,537
                                                                        -----------         -----------

     Total                                                                9,620,767           8,967,994

     Less accumulated depreciation and amortization                      (4,958,521)         (4,357,942)
                                                                        -----------         -----------

     Premises and equipment, net                                        $ 4,662,246         $ 4,610,052
                                                                        ===========         ===========

8. INTEREST-BEARING DEPOSITS

   Included in interest-bearing deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at December 31, 2000 and 1999 were as follows:


                                             DECEMBER 31,
                                    ------------------------------
                                       2000                1999
                                    -----------         -----------
     Three months or less           $23,960,039         $11,327,981
     Four through six months         12,780,597           7,213,040
     Seven through twelve months     13,132,324          10,234,110
     Thereafter                       6,973,355           8,020,249
                                    -----------         -----------

     Total                          $56,846,315         $36,795,380
                                    ===========         ===========

   Interest expense for certificates of deposit in excess of $100,000 was $2,408,583 and $1,471,435 for the years ended December 31, 2000 and 1999, respectively. The Bank has no brokered deposits, and there are no major concentrations of deposits.

9. ADVANCES FROM THE FEDERAL HOME LOAN BANK

   Advances from the Federal Home Loan Bank at December 31, 2000 and 1999 are summarized as follows:


                                           INTEREST            2000            1999
                                             RATES            AMOUNT          AMOUNT
Advances from the Federal Home Loan
   Bank - due 2004 to 2018              5.95% to 6.48%     $13,930,609     $47,418,568

   The Federal Home Loan Bank ("FHLB") advances are secured by a blanket lien of the Bank's first mortgage loans against one-to-four family residential properties and certain investment securities owned by the Bank. The FHLB requires that the amount of funds borrowed not exceed the greater of 75% of the aggregate outstanding balances of the pledged loans or 35% of total assets. At December 31, 2000, these advances were secured by loans with a principal balance of approximately $53 million.

10. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

   To meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates, the Bank is a party to various financial instruments with off-balance-sheet risk in the normal course of business. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.
   The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

   The following is a summary of the various financial instruments entered into by the Bank:


                                                                         DECEMBER 31,
                                                                ------------------------------
                                                                   2000                1999
                                                                -----------         ----------
Financial Instruments Whose Contract Amount Represents
   Credit Risk:
   Commitments to extend credit                                 $22,097,681         $20,643,819
   Standby letters of credit                                        312,826             289,000

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

   The Bank evaluates customer creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary, by the Bank upon extension of credit is based on management's credit evaluation of the customer.

   Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

11. DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

   The estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

   CASH AND SHORT-TERM INVESTMENTS - For such short-term instruments, the carrying amount is a reasonable estimate of fair value.

   SECURITIES - For securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

   LOANS - The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

   DEPOSITS - The fair values of deposits with no stated maturity are, as required by SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," equal to the carrying value of such deposits. These deposits include noninterest-bearing demand deposits, savings accounts, checking with interest accounts and money market accounts. Discounted cash flows have been used to value term deposits such as certificates of deposit. The discount rate used is based on interest rates currently being offered on comparable deposits as to amount and term.

   OTHER BORROWINGS - Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.

   OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS - The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. These amounts are not significant at the reporting date.

   The estimated fair values of the Company's financial instruments at December 31, 2000 and 1999 were as follows (in thousands):



                                                       2000                                     1999
                                          -----------------------------------      -----------------------------------
                                                CARRYING            FAIR                 CARRYING            FAIR
                                                 AMOUNT            VALUE                  AMOUNT            VALUE
  Financial assets:
   Cash and short-term investments              $ 62,956          $ 62,956               $ 59,358          $ 59,358
   Securities                                    207,300           205,245                202,312           192,403
   Loans                                         162,538           156,590                143,298           135,251
   Less allowance for credit losses               (2,424)           (2,424)                (2,278)           (2,278)
                                                --------          --------               --------          --------

  Total                                         $430,370          $422,367               $402,690          $384,734
                                                ========          ========               ========          ========

Financial liabilities:
   Deposits                                     $399,284          $399,361               $343,833          $344,032
   Other borrowings                               13,931            13,931                 47,419            47,419
                                                --------          --------               --------          --------

Total                                           $413,215          $413,292               $391,252          $391,451
                                                ========          ========               ========          ========


   The fair value estimates presented are based on pertinent information available to management as of December 31, 2000 and 1999. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ from the amounts presented.

12. INCOME TAXES

   The components of the provision for federal income taxes for the years ended December 31, 2000, 1999 and 1998 were as follows:

                                       2000           1999           1998

     Current                        $1,217,095     $1,760,000     $1,641,000
     Deferred                          146,000        (21,000)       (93,000)
                                    ----------     ----------     ----------

     Total                          $1,363,095     $1,739,000     $1,548,000
                                    ==========     ==========     ==========

   The provision for income taxes differs from the amount computed by applying the federal income tax statutory rate on income as follows:

                                                                                   2000               1999
      Taxes calculated at statutory rate                                        $1,373,000         $1,597,000
      Increase (decrease) from:
         Minority interest                                                                            142,000
         Tax exempt interest                                                      (114,000)
         Other                                                                     104,095
                                                                                ----------         ----------

      Total                                                                     $1,363,095         $1,739,000
                                                                                ==========         ==========



   Deferred income taxes and benefits are provided for differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Significant deferred tax assets and liabilities at December 31, 2000 and 1999 were as follows:


                                                                                 2000             1999
      Deferred tax assets:
        Nonaccrual loans                                                       $ 90,000         $ 78,000
        Goodwill                                                                 26,000           63,000
                                                                               --------         --------

      Total deferred tax assets                                                 116,000          141,000
                                                                               --------         --------

      Deferred tax liabilities:
        Unrealized gains on available for sale securities, net                  165,000
        Allowance for credit losses                                               1,000            1,000
        Depreciable assets                                                      119,000           92,000
        FHLB stock dividends                                                    218,000          124,000
                                                                               --------         --------

      Total deferred tax liabilities                                            503,000          217,000
                                                                               --------         --------

     Net deferred tax liability                                                $387,000         $ 76,000
                                                                               ========         ========

13. EMPLOYEE BENEFIT PLANS

   DEFERRED COMPENSATION AGREEMENTS - The Company had deferred compensation agreements under a terminated retirement plan that provides for payments to the employees or their surviving beneficiaries for a period of approximately ten years beginning at retirement. The liability for the estimated ten year terms of these agreements was completely funded at December 31, 2000. Estimated future payments under the agreements are as follows:


                     Years Ending December 31,

                             2001                       $ 18,941
                             2002                         18,941
                             2003                         18,941
                             2004                         18,941
                             2005                         16,223
                          Thereafter                     138,033
                                                        --------

                             Total                      $230,020
                                                        ========


   STOCK OPTION PLANS - Under the Company's qualified and nonqualified incentive stock option plans, options to purchase common stock may be granted to key employees and directors at not less than market value at the date of grant. Stock option transactions under the plans are summarized as follows:

                                                        NUMBER OF            WEIGHTED-AVERAGE
                                                         SHARES               EXERCISE PRICE
     Outstanding at January 1, 1998 and 1999              100                    $  212
       Forfeited                                          (50)                      225

       Granted                                             40                     1,600
                                                          ---

     Outstanding at December 31, 1999 and 2000             90                    $  836
                                                          ===

   Options become exercisable one year after grant and expire ten years after grant. Fifty of the options were exercisable as of December 31, 2000 at a price of $225 per share. The weighted-average remaining contractual life at December 31, 2000 was 5.63 years. Since the option prices are considered to approximate fair market value at the date of grant, no compensation expense has been recognized.

   401(K) PLAN - The Company has established a deferred compensation 401(k) plan whereby the Company will match employee contributions up to 3% of their compensation. Plan expense for the years ended December 31, 2000 and 1999 was approximately $119,000 and $108,000, respectively.

14. COMMITMENTS AND CONTINGENCIES

    LEASES - The Company leases certain premises and equipment under agreements that require payment of minimum annual rentals plus an additional amount for property taxes, insurance and maintenance. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other premises and equipment. Rent expense for the years ended December 31, 2000 and 1999 was approximately $584,000 and $394,000, respectively. Future minimum rental payments under the noncancelable operating leases are as follows:

                YEARS ENDING DECEMBER 31,
                          2001                      $  814,000
                          2002                         779,000
                          2003                         611,000
                          2004                         542,000
                          2005                         242,000
                       Thereafter                      960,000
                                                    ----------

                          Total                     $3,948,000
                                                    ==========

    LITIGATION - A lawsuit is pending against the Bank from the dissenting shareholder. Management, after reviewing this lawsuit with outside counsel, considers that the aggregate liability, if any, will not be material to the consolidated financial statements.

15. STOCKHOLDERS' EQUITY

    In 1999, a new entity named Heritage Interim Bank was formed. Effective December 20, 1999, minority shareholders of Heritage Bank became shareholders of CBI (under the Plan of Merger and Reorganization discussed below), and Heritage Bank was merged into Heritage Interim Bank. Heritage Interim Bank was then renamed Heritage Bank. CBI then contributed the shares it owned in Heritage Interim Bank (renamed Heritage Bank) to Heritage Bancshares, Inc. The result of the transaction was that CBI owns 100% of Heritage Bancshares, Inc., which owns 100% of Heritage Bank. Legal counsel is of the opinion that the exchange of shares by Heritage Bank minority shareholders for shares in CBI is a nontaxable event.

    Shareholders of Heritage Bank approved a Plan of Merger and Reorganization (the "Plan") at a special shareholders meeting on October 27, 1999. Terms of the Plan allowed minority shareholders of Heritage Bank to exchange their shares for shares in CBI at a ratio of .121563 shares of CBI for each share of Heritage Bank. The Plan also provided that CBI would not issue fractional shares, and shareholders responding to the Plan within the prescribed time frame would be allowed to either round up or round down with appropriate cash adjustment.

16. REGULATORY MATTERS

    The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Any institution that fails to meet its minimum capital requirements is subject to actions by regulators that could have a direct material effect on the Company's financial statements. Under the capital adequacy guidelines, the Company must meet specific capital requirements based on its assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and the Bank's classification under the regulatory framework for prompt corrective action are also subject to qualitative judgments by the regulators about the components, risk weightings and other factors.

    To meet the capital adequacy requirements, the Company must maintain minimum amounts and ratios as defined in the regulations. Management believes that as of December 31, 2000 and 1999, the Company met all capital adequacy requirements to which it was subject.

    As of December 31, 2000, the most recent notification from the Texas Department of Banking categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table below. There have been no conditions or events since that notification that management believes changed the Bank's category.

    The following is a summary of the Company's capital ratios at December 31, 2000 and 1999 (dollars in thousands):


                                                                                                                 TO BE
                                                                                                            CONSIDERED WELL-
                                                                                                            CAPITALIZED UNDER
                                                                                       FOR CAPITAL          PROMPT CORRECTIVE
                                                                ACTUAL              ADEQUACY PURPOSES       ACTION PROVISIONS
                                                        ----------------------   -----------------------  -------------------------
                                                            AMOUNT    RATIO          AMOUNT       RATIO      AMOUNT       RATIO
     CONSOLIDATED:
     As of December 31, 2000:

         Total Capital ( to Risk-Weighted Assets)           $29,290    14.7%         $15,899      8.0%
         Tier I Capital ( to Risk-Weighted Assets)           26,866    13.5%           7,950      4.0%
         Tier I Capital ( to Average Assets)                 26,866     6.0%          17,318      4.0%

     As of December 31, 1999:
         Total Capital ( to Risk-Weighted Assets)           $27,467    14.5%         $15,177      8.0%
         Tier I Capital ( to Risk-Weighted Assets)           25,189    13.3%           7,589      4.0%
         Tier I Capital ( to Average Assets)                 25,189     6.0%          16,735      4.0%

     BANK ONLY:
     As of December 31, 2000:
         Total Capital ( to Risk-Weighted Assets)           $28,975    14.6%         $15,884      8.0%       $19,855    10.0%
         Tier I Capital ( to Risk-Weighted Assets)           26,551    13.4%           7,942      4.0%        11,913     6.0%
         Tier I Capital ( to Average Assets)                 26,551     6.2%          17,167      4.0%        21,459     5.0%

     As of December 31, 1999:
         Total Capital ( to Risk-Weighted Assets)           $27,172    14.3%         $15,189      8.0%       $18,987    10.0%
         Tier I Capital ( to Risk-Weighted Assets)           24,894    13.1%           7,595      4.0%        11,392     6.0%
         Tier I Capital ( to Average Assets)                 24,894     6.0%          16,727      4.0%        20,909     5.0%

    Dividends paid by CBI and the Bank are subject to restrictions by certain regulatory agencies. There was an aggregate of approximately $5,253,000 and $5,711,000, respectively, available for payment of dividends as of December 31, 2000 under these restrictions.

17. PARENT-COMPANY-ONLY FINANCIAL INFORMATION

    The following are parent-company-only condensed balance sheets as of December 31, 2000 and 1999 and condensed statements of income and condensed statements of cash flows each of the three years in the period ended December 31, 2000.


      CONDENSED BALANCE SHEETS,
      DECEMBER 31, 2000 AND 1999
     ---------------------------------------------------------------------------------------------------------
     ASSETS                                                                       2000                 1999
     Cash and cash equivalents                                                $    77,114          $    76,664
     Other assets                                                                 418,901              369,253
     Investment in subsidiaries                                                27,436,462           25,515,970
                                                                              -----------          -----------

     TOTAL                                                                    $27,932,477          $25,961,887
                                                                              ===========          ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

     LIABILITIES - Dividends payable and other                                $   218,684          $   203,304

     STOCKHOLDERS' EQUITY:
        Common stock                                                                1,815                1,816
        Paid-in capital                                                        12,850,646           13,019,283
        Retained earnings                                                      14,636,058           12,828,761
        Treasury stock                                                            (94,920)             (94,920)
        Accumulated other comprehensive income - net unrealized
         gain on available for sale securities, net of tax                        320,194                3,643
                                                                              -----------          -----------

                     Total stockholders' equity                                27,713,793           25,758,583
                                                                              -----------          -----------

     TOTAL                                                                    $27,932,477          $25,961,887
                                                                              ===========          ===========

     CONDENSED STATEMENTS OF INCOME
     FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
     ---------------------------------------------------------------------------------------------------------
                                                           2000               1999              1998
     REVENUES - Dividends from subsidiaries             $  900,000         $  780,000        $1,365,000
                                                        ----------         ----------        ----------

     EXPENSES:
        Net occupancy expense                                4,137              8,791             8,039
        General and administrative                         (15,576)            21,995           (12,120)
                                                        ----------         ----------        ----------

                     Total expenses                        (11,439)            30,786            (4,081)
                                                        ----------         ----------        ----------

     INCOME BEFORE INCOME TAX BENEFIT
        AND EQUITY IN UNDISTRIBUTED
        EARNINGS OF SUBSIDIARIES                           911,439            749,214         1,369,081

     INCOME TAX (EXPENSE) BENEFIT                            5,763             10,478            (1,389)
                                                        ----------         ----------        ----------

     INCOME BEFORE EQUITY IN
        UNDISTRIBUTED EARNINGS OF
        SUBSIDIARIES                                       917,202            759,692         1,367,692

     EQUITY IN UNDISTRIBUTED EARNINGS
        OF SUBSIDIARIES                                  1,757,311          2,197,297         1,252,918
                                                        ----------         ----------        ----------

     NET INCOME                                         $2,674,513         $2,956,989        $2,620,610
                                                        ==========         ==========        ==========

     CONDENSED STATEMENTS OF CASH FLOWS
     FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
     --------------------------------------------------------------------------------------------------------------
                                                                  2000                1999                1998
     CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                              $ 2,674,513         $ 2,956,989         $ 2,620,610
        Adjustments to reconcile net income to net
           cash provided by operating activities -
           Noncash related expenses                                       3
        Change in operating assets and liabilities:
           Other assets                                             (49,648)            (10,478)            215,290
           Other liabilities                                         15,380               8,791            (242,200)
        Equity in undistributed earnings of subsidiaries         (1,757,311)         (2,197,297)         (1,252,918)
        Cash paid in lieu of fractional shares                      (15,271)
                                                                -----------         -----------         -----------

                     Net cash provided by operating                 867,666             758,005           1,340,782
                      activities                                -----------         -----------         -----------

     CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from exercise of stock options                                                              13,500
        Dividends paid                                             (867,216)           (764,400)         (1,337,700)
                                                                -----------         -----------         -----------

                     Net cash used in financing                    (867,216)           (764,400)         (1,324,200)
                      activities                                -----------         -----------         -----------

     NET INCREASE (DECREASE) IN CASH AND
        CASH EQUIVALENTS                                                450              (6,395)             16,582

     CASH AND CASH EQUIVALENTS:
        Beginning of year                                            76,664              83,059              66,477
                                                                -----------         -----------         -----------

        End of year                                             $    77,114         $    76,664         $    83,059
                                                                ===========         ===========         ===========

18. SUBSEQUENT EVENT

   On November 8, 2000, CBI entered into an Agreement and Plan of Reorganization with Prosperity Bancshares, Inc., a Texas Corporation, to exchange all of the outstanding common stock of CBI for common stock of Prosperity. The Agreement has received regulatory approval and approval of the shareholders of CBI and is subject to approval of the shareholders of Prosperity Bancshares, Inc. and certain other conditions set forth in the merger agreement. It is anticipated that this transaction will be consummated in the first quarter of fiscal 2001.

                                     ******

                       PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 2000
                                  (Unaudited)

                                                              Prosperity       Commercial      Pro Forma       Pro Forma
                                                              Bancshares       Bancshares     Adjustments       Combined
                                                             -----------      -----------    ------------     ------------
                                                                                   (Dollars in thousands)
ASSETS
Cash and due from banks                                        $ 20,253         $ 15,456                       $   35,709
Federal funds sold                                               14,869           47,500      ($1,800) (a)         60,569
                                                               ---------        ---------     ---------        -----------
         Total cash and cash equivalents                         35,122           62,956       (1,800)             96,278
Interest-bearing deposits in financial institutions                ----            1,085                            1,085
Securities:
     Available-for-sale securities at fair value                310,114           25,984                          336,098
     Held-to-maturity at cost                                    69,538          182,642                          252,180
                                                               ---------        ---------                      -----------
         Total securities                                       379,652          208,626                          588,278
Loans:
     Total loans, net of unearned discount                      248,665          162,538                          411,203
     Allowance for credit losses                                (3,099)          (2,424)                          (5,523)
                                                               ---------        ---------                      -----------
         Net loans                                              245,566          160,114                          405,680
Accrued interest receivable                                       6,393            4,037                           10,430
Goodwill                                                         23,475              528                           24,003
Bank premises and equipment, net                                  9,825            4,567                           14,392
Other real estate owned                                            ----              545                              545
Other assets                                                      3,040              609                            3,649
                                                               ---------        ---------     ---------        -----------
         Total assets                                          $703,073         $443,067      ($1,800)         $1,144,340
                                                               =========        =========     =========        ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Deposits
         Non-interest bearing                                  $117,511          $70,448                         $187,959
         Interest bearing                                       516,751          328,836                          845,587
                                                             -----------        ---------                      -----------
             Total desposits                                    634,262          399,284                        1,033,546
     Other borrowings                                              ----           13,931                           13,931
     Accrued interest payable                                     2,644              836                            3,480
     Other liabilities                                            1,548            1,302                            2,850
                                                             -----------        ---------                      -----------
         Total liabilities                                      638,454          415,353                        1,053,807
Company obligated mandatorily redeemable
     trust preferred securities of subsidiary trust              12,000              ---                           12,000
Shareholders' equity:
     Common stock                                                 5,275                2                            5,277
     Additional paid-in capital                                  16,049           12,850                           28,899
     Retained earnings                                           31,028           14,637      ($1,800) (a)         43,865
     Accumulated other comprehensive income - net
         unrealized (losses) gains on available for
         sale securities, net of tax                                285              320                              605
     Treasury stock                                                (18)             (95)                            (113)
                                                             -----------        ---------     ---------        -----------
         Total shareholders' equity                              52,619           27,714       (1,800)             78,533
                                                             -----------        ---------     ---------        -----------
         Total liabilities and shareholders' equity            $703,073         $443,067      ($1,800)         $1,144,340
                                                             ===========        =========     =========        ===========

(a) Represents a one time charge which includes estimated closing costs, legal fees, accounting fees, broker fees, employee related costs, and contract terminations (after tax).

                    PRO FORMA COMBINED STATEMENT OF INCOME
                         Year Ended December 31, 2000
                                  (Unaudited)


                                                   Prosperity    Commercial     Pro Forma      Pro Forma
                                                   Bancshares    Bancshares     Adjustments    Combined
                                                   ----------    ----------     -----------    ---------
                                                                   (Dollars in thousands)
Interest income:
     Loans, including fees                           $20,537        $13,062                       $33,599
     Securities                                       20,400         13,578                        33,978
     Federal funds sold                                  669          1,745                         2,414
     Deposits in financial institutions                  ---             88                            88
                                                   ---------     ----------                    ----------
         Total interest income                        41,606         28,473                        70,079
                                                   ---------     ----------                    ----------
Interest expense:
     Deposits                                         18,924         14,626                        33,550
     Other                                               470          1,544                         2,014
                                                   ---------     ----------                    ----------
         Total interest expense                       19,394         16,170                        35,564
                                                   ---------     ----------                    ----------
Net interest income                                   22,212         12,303                        34,515
     Provision for credit losses                         275             --                           275
                                                   ---------     ----------                    ----------
Net interest income after provision
     for credit losses                                21,937         12,303                        34,240
                                                   ---------     ----------                    ----------
Non-interest income:
     Customer service fees                             4,468          1,916                         6,384
     Other non-interest income                           884            492                         1,376
                                                   ---------     ----------                    ----------
         Total non-interest income                     5,352          2,408                         7,760
                                                   ---------     ----------                    ----------
Non-interest expense:
     Salaries and employee benefits                    7,206          4,909       ($1,480)         10,635
     Net occupancy expense                               810          1,189                         1,999
     Other non-interest expense                        8,077          4,575          (350)         12,302
                                                   ---------     ----------     ---------      ----------
         Total non-interest expense                   16,093         10,673        (1,830)         24,936
                                                   ---------     ----------     ---------      ----------
Income before federal income taxes                    11,196          4,038         1,830 (a)      17,064
     Provision for federal income taxes                3,169          1,363           620           5,152
                                                   ---------     ----------     ---------      ----------
         Net income                                   $8,027         $2,675        $1,210         $11,912
                                                   =========     ==========     =========      ==========

Basic earnings per share:
     Net income per share                              $1.53        $148.61                         $1.48
     Average shares outstanding (in thousands)         5,232             18         2,800           8,032
Diluted earnings per share:
     Net income per share                              $1.48        $148.61                         $1.45
     Average shares outstanding (in thousands)         5,418             18         2,814           8,232

(a) This adjustment represents the anticipated operational cost savings of the combined company.

                                 EXHIBIT INDEX

Exhibit
Number                                Description
------                                ------------
  2.1 Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. and Commercial Bancshares, Inc. dated as of November 8, 2000 (incorporated herein by reference to Exhibit 2.1 to Prosperity's Registration Statement on Form S-4 (Registration No. 333-52342)).

 10.1 Form of Employment Agreement by and between First Prosperity Bank and H.E. Timanus, Jr. (incorporated herein by reference to Exhibit
             10.5 to Prosperity's Registration Statement on Form S-4 (Registration No. 333-52342)).